UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2026

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-14174	Southern Company Gas	58-2210952
(A Georgia Corporation)
725 W. Peachtree Street, N.E.
Atlanta, Georgia 30308
(404) 584-4000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On October 15, 2026, the Illinois Commerce Commission (the “Illinois Commission”) entered an order approving the Stipulation and Settlement (the “Stipulation”) among Northern Illinois Gas Company (“Nicor Gas”), a wholly-owned subsidiary of Southern Company Gas, the Staff of the Illinois Commission, the Illinois Attorney General, the Citizens Utility Board, the Illinois Industrial Energy Consumers, Legal Action Chicago, Retail Energy Supply Association, Illinois Competitive Energy Association and certain other parties, which was filed with the Illinois Commission on September 8, 2026. The Stipulation, as approved, relates to Nicor Gas’ general base rate case filed with the Illinois Commission on January 9, 2026. The Illinois Commission’s order is subject to a request for rehearing by any party to the proceeding within 30 days of service of the order on such party.
Under the terms of the Stipulation, annual base rate revenues will increase by approximately $82 million, with an effective date of November 16, 2026. The Stipulation provides for a return on equity of 9.48% and an equity ratio of 50.00%. Additionally, Nicor Gas has agreed that once the order approving the Stipulation becomes final, including the resolution of any rehearing requests, it will file a motion to dismiss its pending appeal of the Illinois Commission’s November 19, 2025 base rate case decision.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2026	SOUTHERN COMPANY GAS

	By:	/s/ Melissa K. Caen
Melissa K. Caen Assistant Secretary